Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Invesco Ltd. 2008 Global Equity Incentive Plan of our reports dated February 25, 2008, with respect to the consolidated financial statements of Invesco Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Invesco Ltd. filed with the Securities and Exchange Commission.

                                                                                                                                                                                                                                     /s/ Ernst & Young LLP

Atlanta, Georgia

May 15, 2008